                                    EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                       200 South Sixth Street, Suite 4000
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 492-7000
                            Facsimile: (612) 492-7077



                                November 6, 2002

Health Fitness Corporation
3500 West 80th Street
Bloomington, Minnesota  55431

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

         We are acting as corporate counsel to Health Fitness Corporation (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of options and 300,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1995 Employee Stock Purchase Plan (the "Plan").

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3. Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption of the Plan and the increase in the number of shares reserved for issuance thereunder.

         4.       The Plan.

         5.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

         2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               FREDRIKSON & BYRON, P.A.


                                               By /s/ John A. Satorius
                                                  ------------------------------
                                                  John A. Satorius